STOCK OPTION AGREEMENT made as of the 4th day of February, 2002 between NAVTECH,
INC.,  a  Delaware   corporation  (the   "Company"),   and  DAVID  STRUCKE  (the
"Optionee").

WHEREAS, the Optionee is an employee of the Company or a subsidiary thereof;

WHEREAS, the Company desires to provide the Optionee an additional incentive to promote the success of the Company;

Now, therefore, in consideration of the foregoing, the Company hereby grants to the Optionee the right and option to purchase shares of Common Stock of the Company under and pursuant to the terms and conditions of the Company's 1999 Stock Option Plan (the "Plan") and upon the following terms and conditions:

I.   GRANT OF OPTION
     The Company hereby grants to the Optionee the right and option (the "Option") to purchase up to One Hundred Thousand (100,000) shares of the Common Stock of the Company (the "Option Shares") as follows:

     i) All or any part of twelve thousand five hundred (12,500) commencing February 4, 2002 and terminating at 5:00 P.M., EST, February 4, 2012 (the "Expiration Date").
     ii) All or any part of twelve thousand five hundred (12,500) commencing April 30, 2002 and terminating at 5:00 P.M., EST on the Expiration Date.
     iii) All or any part of twelve thousand five hundred (12,500) commencing July 31, 2002 and terminating at 5:00 P.M., EST on the Expiration Date.
     iv) All or any part of twelve thousand five hundred (12,500) commencing October 31, 2002 and terminating at 5:00 P.M., EST on the Expiration Date.
     v) All or any part of twelve thousand five hundred (12,500) commencing January 31, 2003 and terminating at 5:00 P.M., EST on the Expiration Date.
     vi) All or any part of twelve thousand five hundred (12,500) commencing April 30, 2003 and terminating at 5:00 P.M., EST on the Expiration Date.
     vii) All or any part of twelve thousand five hundred (12,500) commencing July 31, 2003 and terminating at 5:00 P.M., EST on the Expiration Date.
     viii)All or any part of twelve thousand five hundred (12,500) commencing October 31, 2003 and terminating at 5:00 P.M., EST on the Expiration Date.

II.  NATURE OF OPTION
     The Option granted is not intended to qualify as an "incentive stock option" for purposes of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

III. EXERCISE PRICE
     The exercise price of each of the Option Shares shall be fifteen cents (US$0.15) (the "Option Price").

IV.  EXERCISE OF OPTIONS
     The Option shall be exercised in accordance with the provisions of the Plan. As soon as practicable after the receipt of notice of exercise and payment of the Option Price as provided for in the Plan, the Company shall tender to the Optionee certificates issued in the Optionee's name evidencing the number of Option Shares covered thereby.

V.   TRANSFERABILITY
     The Option shall not be transferable other than by will or the laws of descent and distribution and, during the Optionee's lifetime, shall not be exercisable by any person other than the Optionee.

VI.  TERMINATION OF EMPLOYMENT; CHANGE IN CONTROL

     (a) To the extent the Option becomes exercisable, it shall remain exercisable in full or in part from time to time until the Expiration Date notwithstanding any subsequent termination of employment or other association with the Company or its subsidiaries for any reason whatsoever.

     (b) In the event of a Change in Control (as hereinafter defined), the Option shall become immediately exercisable in full and shall remain exercisable until the Expiration Date notwithstanding any subsequent termination of employment or other association with the Company or any of its subsidiaries for any reason whatsoever.

     (c) For purposes hereof, a "Change in Control" shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

          (i) any person or entity (other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or an entity owned directly or indirectly by the holders of Common Stock of the Company in substantially the same proportions as their ownership of stock of the Company), or group (as provided for in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) becomes the "beneficial owner" (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities;

          (ii) the Company sells or otherwise disposes of all or substantially all (within the meaning of Section 280G of the Code and the proposed regulations thereunder) of the Company's assets; or

          (iii)the Company merges or consolidates with any other entity, other than pursuant to a merger or consolidation which results in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), at least fifty percent (50%) of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger or consolidation.

VII. INCORPORATION BY REFERENCE
     The terms and conditions of the Plan are hereby incorporated by reference and made a part hereof.

VIII. NOTICES
     Any notice or other communication given hereunder shall be deemed sufficient if in writing and hand delivered or sent by registered or certified mail, return receipt requested, addressed to the Company, c/o Navtech Systems Support Inc., 175 Columbia Street West, Suite 102, Waterloo, Ontario, N2L 5Z5, Attention: Chairman of the Board and to the Optionee at the address indicated below. Notices shall be deemed to have been given on the date of hand delivery or mailing, except notices of change of address, which shall be deemed to have been given when received.

IX.  BINDING EFFECT
     This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.

X.   ENTIRE AGREEMENT
     This Agreement, together with the Plan, contains the entire understanding of the parties hereto with respect to the subject matter hereof and may be modified only by an instrument executed by the party sought to be charged.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

COMPANY:

Navtech, Inc.


BY: ________________________________
    David Strucke
    President and Chief Executive Officer


Optionee:


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Signature of Optionee
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David Strucke
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Name of Optionee                            Address of Optionee